UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2008
Date of Report (Date of earliest event reported)

EXPLORATION DRILLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Mendelstraße 11, Technologiehof,
D-48149, Münster, Germany
(Address of principal executive offices)	(Zip Code)

0049-2364-604428
Registrant's telephone number, including area code

Goethestrasse 61 D-45721 Haltern am See, Germany
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 13, 2008, Exploration Drilling International Inc. (the “Company”) entered into a consulting agreement with Mr. Jesko Beck. Mr. Beck has agreed to provide the Company with investor relations services for a one year period, ending on February 28, 2009. In consideration for Mr. Beck’s services, the Company agreed to issue Mr. Beck 250,000 shares of its common stock and share purchase warrants entitling Mr. Beck to purchase an additional 250,000 shares of the Company’s common stock at a price of $0.25 per share, expiring on February 28, 2009. Mr. Beck has represented to the Company that he is not a US person as defined in Regulation S and that he is acquiring the Company’s securities for investment purposes only and not with a view towards distribution.

A copy of the consulting agreement between the Company and Mr. Beck is included as an exhibit to this Current Report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement between Jesko Beck and Exploration Drilling International Inc. dated February 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORATION DRILLING INTERNATIONAL INC.
Date: February 18, 2008
By:
/s/ Guenter Thiemann

GUENTER THIEMANN
Chief Financial Officer